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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported) August 7, 2001
                                                          --------------


                         FIRST SOUTHERN BANCSHARES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                       0-25478                   63-1133624
      --------                       ---------                 ----------
(State or other Jurisdiction of     (Commission             (IRS Employer
incorporation or organization)      File Number)            Identification No.)


                 102 South Court Street, Florence, Alabama 35630
                 -----------------------------------------------
                    (Address of principal executive offices)


                                 (256) 764-7131
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)





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ITEMS 1, 2, 3, 4, 6, 7, 8 AND 9.     NOT APPLICABLE.

ITEM 5.     OTHER EVENTS.
            ------------

      As previously disclosed in the Registrant's Form 10-QSB for the quarter ended June 30, 2001, effective August 7, 2001, First Southern Bank (the "Bank"), the Registrant's wholly-owned banking subsidiary, and its directors made certain written assurances to the Alabama Superintendent of Banks (the "Superintendent") with respect to specific matters that the Superintendent considers to be of supervisory concern. These written assurances involve matters with respect to the Bank's management, asset quality and loan administration, capital and asset/liability management. The Bank has agreed to restore its leverage ratio to at least 7.00% by August 31, 2001. In addition, the written assurances limit the Bank's ability to take certain actions, including prohibiting it from declaring or paying any dividends without the concurrence of the Superintendent. If the Bank fails to comply with the written assurances, the Superintendent will consider formal administrative action, such as a Cease and Desist Order. Non-compliance with a Cease and Desist Order may subject the Bank and its directors to civil money penalties or result in termination of the Bank's deposit insurance. These written assurances will remain in effect until modified, terminated, suspended, or set aside by the Superintendent.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIRST SOUTHERN BANCSHARES, INC.


Dated: August 24, 2001                 By: /s/ Robert C. Redd
                                           -------------------------------------
                                           Robert C. Redd
                                           President and Chief Executive Officer







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